UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)  August 6, 2008

Affiliated Managers Group, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-13459	04-3218510
(Commission File Number)	(IRS Employer Identification No.)

600 Hale Street
Prides Crossing, Massachusetts	01965
(Address of Principal Executive Offices)	(Zip Code)

(617) 747-3300

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

Affiliated Managers Group, Inc. (the “Company”) issued $400.0 million aggregate principal amount (on August 6, 2008) and an additional $60.0 million aggregate principal amount (on August 11, 2008) of its 3.95% Convertible Senior Notes due 2038 (the “Notes”) pursuant to an Indenture between the Company and The Bank of New York Mellon Trust Company, N.A. (the “Indenture”).  A copy of the Indenture is attached hereto as Exhibit 4.1 and incorporated herein by reference.

The Notes will mature on August 15, 2038 (the “Maturity Date”), subject to earlier conversion, redemption or repurchase and will bear interest at an annual rate of 3.95%, payable semi-annually in arrears on February 15 and August 15 of each year, beginning February 15, 2009. The Company will pay “contingent interest” on or after August 15, 2013 if the trading price of a Note for each of the five trading days immediately preceding an interest period equals or exceeds 120% of the principal amount of the Note.  The contingent interest payable per Note would equal 0.25% of the average trading price of a Note during the five trading days immediately preceding the interest period.

The Notes are convertible at the option of the holder at any time prior to the close of business on the business day immediately preceding the Maturity Date under the following circumstances: (1) during any fiscal quarter after the fiscal quarter ending September 30, 2008 (and only during such fiscal quarter), if the last reported sale price of the Company’s common stock for at least 20 trading days in the period of 30 consecutive trading days ending on the last trading day of the immediately preceding fiscal quarter is equal to or more than 130% of the conversion price of the Notes on the last day of such preceding fiscal quarter; (2) during the five business-day period after any five consecutive trading-day period (the “measurement period”), in which the trading price per $1,000 principal amount of the Notes for each day of that measurement period was less than 98% of the product of the last reported sale price of the Company’s common stock and the conversion rate of the Notes on each such day; (3) upon the occurrence of specified corporate transactions; or (4) after the Notes have been called for redemption.

In addition, holders may convert their Notes at their option at any time beginning on February 15, 2038, and ending on the close of business on the business day immediately preceding the Maturity Date.  Upon conversion, the Company will pay or deliver, as the case may be, cash, shares of its common stock or a combination thereof at the Company’s election.  The initial conversion rate for the Notes will be 7.9586 shares of the Company’s common stock per $1,000 principal amount of Notes, equivalent to an initial conversion price of approximately $125.65 per share of common stock.  Such conversion rate will be subject to adjustment upon certain customary events and will also be increased by a number of additional shares of common stock, for holders who elect to convert their Notes in connection with certain corporate transactions that occur prior to August 15, 2013. The conversion rate will not be adjusted for accrued interest, including any additional interest (as described below) and any contingent interest.

The Company may redeem the Notes, in whole or in part, for cash, at any time on or after August 15, 2013, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus any accrued and unpaid interest (including any contingent interest and any additional interest) to, but excluding, the redemption date. In addition, holders may require the Company to repurchase all or a portion of their Notes for cash on each of

August 15, 2013, August 15, 2018, August 15, 2023, August 15, 2028 and August 15, 2033 at a purchase price equal to 100% of the principal amount of the Notes to be repurchased, plus any accrued and unpaid interest (including any contingent interest and any additional interest) to, but excluding, the repurchase date.  Holders also may require the Company to repurchase all or a portion of their Notes for cash upon the occurrence of certain fundamental corporate changes.

The Indenture contains customary events of default, which include the Company’s failure to pay principal or interest, failure to comply with covenants in the Indenture (including the obligation to convert the Notes), defaults under certain other indebtedness and certain judgments or bankruptcy events.

The Company will not file a shelf registration statement for the resale of the Notes or any common stock issuable upon conversion of the Notes.  As a result, holders may only resell their Notes or common stock pursuant to an exemption from the registration requirements of the Securities Act. The Company will pay a one-time payment of 0.25% on the Notes (“additional interest”), if at any time during the six-month to one-year period following the Notes’ original issuance date (1) the Company fails to timely file annual or quarterly reports with the Securities and Exchange Commission (the “Commission”) or (2) the Notes are not otherwise freely tradable by holders other than the Company’s affiliates. The Company also will pay additional interest on the Notes at an annual rate equal to 0.25% of the aggregate principal amount of the Notes outstanding unless (1) the restrictive legend on the Notes has been removed and (2) the Notes are freely tradable by holders other than Company affiliates as of August 11, 2009. In no event will additional interest accrue at an annual rate in excess of 0.50% in the aggregate. The Company may also be required to pay “supplementary interest” at a rate per year equal to 0.25% of the outstanding principal amount of the Notes, upon failure to provide the trustee with certain information.

The Notes will be treated as contingent payment debt instruments for U.S. federal income tax purposes.

The description of the Indenture and the Notes above is a summary only, and is qualified in its entirety by reference to the full text of the Indenture and the form of Note included therein.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 8.01. Other Events.

On August 12, 2008, the Company issued a press release announcing the closing of the offering of the Notes. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits.

No.	Description
4.1	Indenture related to the 3.95% Convertible Senior Notes due 2038, dated as of August 6, 2008, between Affiliated Managers Group, Inc. and The Bank of New York Mellon Trust Company, N.A.

99.1	Press Release issued by Company dated August 12, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AFFILIATED MANAGERS GROUP, INC.

Date: August 12, 2008	By:	/s/ John Kingston, III
		Name:	John Kingston, III
		Title:	Executive Vice President,
General Counsel and Secretary

EXHIBIT INDEX

Exhibit
No.	Description
4.1	Indenture related to the 3.95% Convertible Senior Notes due 2038, dated as of August 6, 2008, between Affiliated Managers Group, Inc. and The Bank of New York Mellon Trust Company, N.A.

99.1	Press Release issued by Company dated August 12, 2008.